                                                                       EXHIBIT 1















                      HEALTHCARE REALTY TRUST INCORPORATED

                    $300,000,000 8.125% Senior Notes due 2011

                             UNDERWRITING AGREEMENT








May 10, 2001

                             UNDERWRITING AGREEMENT

                                                                    May 10, 2001



Banc of America Securities LLC
UBS Warburg LLC
First Union Securities, Inc.
Credit Suisse First Boston Corporation
AmSouth Bancorporation
Credit Lyonnais Securities (USA) Inc.
First Tennessee Securities Corporation
SouthTrust Securities Inc.

c/o Banc of America Securities LLC
100 North Tryon Street
Charlotte, North Carolina 28255

c/o UBS Warburg LLC
299 Park Avenue
New York, New York  10171-0026


Ladies and Gentlemen:

                  Healthcare Realty Trust Incorporated, a Maryland corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the "Underwriters") $300,000,000 aggregate principal amount of its 8.125% Senior Notes due 2011 (the "Notes"). The Notes are to be issued pursuant to an indenture to be dated as of May 15, 2001, between the Company and First Union National Bank, as trustee (the "Trustee"), as supplemented by a first supplemental indenture thereto to be dated as of May 15, 2001 (the "Indenture"). Copies of the Indenture, in substantially final form, have been delivered to each of the Underwriters.

                  The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement (file number 333-56608) on Form S-3 under the Act (the "registration statement"), including a prospectus relating to common stock, common stock warrants, preferred stock and debt securities of the Company, and such amendments to such registration statement as may have been required prior to the date hereof have been similarly prepared and have been filed with the Commission. Such registration statement, as so amended, and any post-effective amendments thereto, have been declared by the Commission to be effective under the Act. Such registration statement, as amended at the date of this Agreement meets the requirements set forth in Rule 415(a)(1)(x) under the Act ("Rule 415") and complies in all other material respects with said Rule. The Company will next file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement to the basic prospectus included in such registration statement, as so amended, describing the Notes and the offering thereof, in such form as has been provided to or discussed with, and approved by the Underwriters. The term "Registration Statement" as used in this Agreement means the registration statement, as amended at the time it became effective, as supplemented or amended prior to the execution of this Agreement, including (i) all financial schedules and exhibits thereto and (ii) all documents incorporated by reference or deemed to be incorporated by reference therein. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Notes may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. The term "Basic Prospectus" as used in this Agreement means the prospectus dated March 22, 2001 forming a part of the Registration Statement. The term "Prepricing Prospectus" as used in this Agreement means the Basic Prospectus together with any preliminary form of prospectus supplement specifically relating to the Notes, in the form first filed with, or transmitted for filing to, the Commission pursuant to Rule 424 of the Rules and Regulations. The term "Prospectus Supplement" as used in this Agreement means the prospectus supplement dated May 10, 2001 specifically relating to the Notes, in the form first filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Act. The term "Prospectus" as used in this Agreement means the Basic Prospectus together with the Prospectus Supplement except that if such Basic Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424, the term "Prospectus" shall refer to the Basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference in this Agreement to the registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, the Basic Prospectus, such Prepricing Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement, the Prospectus, or any amendment or supplement thereto.

                  The Company and the Underwriters agree as follows:

                  1. Sale and Purchase. The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.484% of the principal amount thereof (plus accrued interest from May 15, 2001, if any) (the "purchase price"), the principal amount of Notes set forth opposite the name of such Underwriter in Schedule A annexed hereto (or such principal amount of Notes as may be increased as set forth in Section 8 hereof).

                  The Company is advised by you that the Underwriters intend (i) to make a public offering of the Notes as soon after the date hereof as in your judgment is advisable and (ii) initially to offer the Notes upon the terms set forth in the Prospectus.

                  2. Payment and Delivery. Payment of the purchase price for the Notes shall be made to the Company by Federal Funds wire transfer, against delivery of the Notes to you through the facilities of The Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on May 15, 2001 (unless another time shall be agreed to by you or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the "time of purchase."

                  3. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:

                  (a) This Agreement has been duly authorized, executed and delivered by the Company.

                  (b) No order preventing or suspending the use of the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement or the Prospectus is in effect and no proceedings for such purpose are pending or, to the knowledge of the Company, threatened by the Commission or the securities authority of any state or other jurisdiction. The Registration Statement has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the

         Company, threatened by the Commission or the securities authority of any state or other jurisdiction.

                  (c) (i) The Company is eligible to use Form S-3 and the offering of the Notes complies with the requirements of Rule 415, (ii) each part of the Registration Statement, when such part became effective, complied in all material respects with applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939 (the "1939 Act"), (iii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as may be amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement and the Prospectus comply and, as may be amended or supplemented, if applicable, will comply in all material respects with the Act and (v) the Prospectus does not contain and, as may be amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (c) do not apply to (x) statements or omissions in the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement or the Prospectus based upon information relating to any Underwriter furnished to the Company by such Underwriter through you expressly for use therein or (y) the Trustee's Statement of Eligibility and Qualification on Form T-1 (the "Form T-1") under the 1939 Act.

                  (d) The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents, when they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

                  (e) The Indenture has been duly and validly authorized and, upon its execution and delivery by the Company and assuming due execution and delivery by the Trustee, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or general equitable principles; and the Indenture has been duly qualified under the 1939 Act and conforms in all material respects to the description thereof in the Registration Statement and the Prospectus.

                  (f) The Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles, and the Notes will conform in all material respects to the description thereof in the Prospectus.

                  (g) The Company is duly organized, is validly existing as a corporation in good standing under the laws of the State of Maryland and has the corporate power and authority to acquire and own its properties and the properties proposed to be invested in by the Company and to lease such properties to others and to conduct its business, all as described in the Prospectus, and to enter into and perform its obligations under this Agreement, and the Company is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, operations, prospects, properties, condition (financial or otherwise) or results of operation of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

                  (h) The Company has no subsidiaries other than those identified in Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 ("Exhibit 21"). The Company owns all of the outstanding capital stock of each such subsidiary except as set forth in Exhibit 21. Other than the subsidiaries referred to above, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt of any other corporation or have any direct or indirect equity interest or ownership of long-term debt in any firm, partnership, joint venture, limited liability company, association or other entity, except as described in the Prospectus. All of the shares of capital stock of, or other ownership interests in, each subsidiary owned directly or indirectly by the Company have been duly authorized and validly issued and are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

                  (i) Each subsidiary has been duly incorporated or organized and is validly existing as a corporation or other entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate or other power and authority to acquire and own its properties and the properties proposed to be invested in by such subsidiary and to lease such properties to others and to conduct its business, all as described in the Registration Statement; each subsidiary is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or the ownership or leasing of the property requires such qualification, except where the failure to be so validly existing in its state of organization or so qualified would not have a Material Adverse Effect.

                  (j) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in, or incorporated by reference into, the Prospectus.

                  (k) Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, (i) there has been no material adverse and unfavorable change, financial or otherwise, in the business, prospects, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole, in each case whether or not arising in the ordinary course of business, and (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries.

                  (l) Neither (i) the Company nor any of its subsidiaries (solely with respect to the subsidiaries, except as would not individually or in the aggregate have a Material Adverse Effect), is in violation of its respective articles of incorporation or bylaws or any of its other organizational documents or (ii) except as would not individually or in the aggregate have a Material Adverse Effect, in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property or assets are bound or affected or in violation of any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or its subsidiaries.

                  (m) The Company and its subsidiaries have good and indefeasible title in fee simple to the properties disclosed in the Prospectus as being owned by them (the "Properties"), free and clear of all liens, encumbrances, claims, mortgages, deeds of trust, restrictions, security interests and defects ("Property Encumbrances"), except for: (x) the leasehold interests of lessees in the Company's and its subsidiaries' properties held under lease (the "Leases") and (y) any other Property Encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on such Property. All Property Encumbrances on or affecting the Properties which are required to be disclosed in the Prospectus are disclosed therein.

                  (n) Each of the Leases pertaining to the Properties has been duly authorized by the Company or one of its subsidiaries, as applicable, and is a valid and binding agreement of the Company or one of its subsidiaries, as applicable, and, to the knowledge of the Company, each other party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally or general equitable principles.

                  (o) The Company and its subsidiaries have title insurance on all real properties described in the Prospectus as having been financed by them pursuant to a mortgage loan in an amount at least equal to the aggregate principal amount of each such mortgage loan or in an amount at least equal to the aggregate acquisition price paid by the Company or its subsidiaries for such Properties and the cost of construction of the improvements located on such properties.

                  (p) To the knowledge of the Company, no lessee of any portion of any of the Properties is in default under its respective lease and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any such lease, except such defaults that would, individually or in the aggregate, not have a Material Adverse Effect.

                  (q) The issuance of the Notes and the execution, delivery and performance, compliance with all the provisions of, and the consummation of all the transactions contemplated by, this Agreement will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states), or any other party (whether pursuant to any contract to which the Company or any of its subsidiaries is a party or by which its property or assets are bound or otherwise), except where the failure to obtain such consent, approval, authorization or other order would not individually or in the aggregate have a Material Adverse Effect, and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the articles of incorporation or bylaws or other organizational documents of the Company or any of its subsidiaries or, except as would not individually or in the aggregate have a Material Adverse Effect, under any agreement, indenture or other instrument to which such person is a party or by which such person or its property or assets is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to such person or its properties.

                  (r) Except as otherwise set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company's knowledge, any person from whom the Company or any of its subsidiaries acquired any of the Properties (a "seller"), or any lessee, sublessee or operator of any Property or portion thereof is a party or of which any of the Company's or any of its subsidiaries' property or assets or, to the knowledge of the Company, any Property is the subject, and, to the Company's knowledge, no such proceedings are threatened or contemplated which, if determined adversely against the Company or its subsidiaries or such seller, lessee, sublessee or operator would, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has, nor, to the Company's knowledge, any seller, lessee, sublessee or operator of any Property, or portion thereof or any previous owner thereof has, received from any governmental authority notice of any material violation of any municipal, state or federal law, rule or regulation (including without limitation any such law, rule or regulation applicable to the health care industry ("Health Care Laws") and including foreign, federal, state or local law or regulation relating to human health or safety or the environment or Hazardous Materials, as defined below ("Environmental Laws") concerning the Properties, or any part thereof which has not heretofore been cured, and neither the Company nor any of its subsidiaries and, to the Company's knowledge, each such other person, does not know of any such violation, or any occurrence or circumstance that would give rise to a claim under or pursuant to any Environmental Laws, which would, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries, nor, to the Company's knowledge, any seller, lessee, sublessee or operator of any Property, or portion thereof has, received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties, or any part thereof and the Company does not know of any such condemnation or zoning change which is threatened and which if consummated would have a Material Adverse Effect, or a material adverse effect on any of the Properties. No contract or document of a character required to be described in the Registration Statement, the Prospectus or any Incorporated Document or to be filed as an exhibit to the Registration Statement or any Incorporated Document is not so described, filed or incorporated by reference as required.

                  (s) Neither the Company nor any of its subsidiaries has violated any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which might result in any Material Adverse Effect.

                  (t) Except as otherwise set forth in the Prospectus, neither the Company nor any of its subsidiaries, nor to the best of the Company's knowledge, any seller, lessee, sublessee or operator of any Property or portion thereof has knowledge of (i) the presence of any hazardous or toxic substances or wastes, pollutants or contaminants ("Hazardous Materials") at, on or under any of the Properties or (ii) any spills, releases, discharges or disposal of Hazardous Materials at, on or under or occurring in connection with any of the Properties, other than those that would not have, individually or in the aggregate, a Material Adverse Effect.

                  (u) The Company and each of its subsidiaries and, to the Company's knowledge, each of the operators, lessees or sublessees of any Property or portion thereof has such permits, licenses, approvals, certificates, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any Health Care Laws or Environmental Laws, as are necessary in the case of each such party, as the case may be, to acquire and own, lease or sublease, lease to others and conduct its business, all as described in the Prospectus, except where the failure to obtain such permits would not individually or in the aggregate have a Material Adverse Effect, or a material adverse effect on such Property; each of the Company and each of its subsidiaries and, to the Company's knowledge, of the Lessees or sublessees of any Property or portion thereof has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such permit; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company and its subsidiaries, taken as a whole. Each of the Properties and the current and intended use and occupancy thereof, complies with all applicable zoning laws, ordinances and regulations in all material respects, except where such failure does not materially impair the value of the applicable Property and will not result in a forfeiture or reversion of title.

                  (v) The Company and each of its subsidiaries maintains reasonably adequate insurance for companies of its type, given the nature of its business.

                  (w) Ernst & Young LLP are independent public accountants with respect to the Company and its consolidated subsidiaries as required by the Act.

                  (x) The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations, cash flows and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. All pro forma financial information included in the Registration Statement and the Prospectus complies in all material respects with the applicable accounting requirements of Regulation S-X of the Commission and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such amounts. The other financial and statistical information and data set forth or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries. There are no financial statements, historical or pro forma, that are required to be included in the Registration Statement or the Prospectus and that are not included as required.

                  (y) Except as described in the Prospectus, neither the Company nor any of its subsidiaries has either given or received any communication regarding the termination of, or intent not to renew, any of the Leases pertaining to the Properties, any property operating agreement or any other agreement between the Company or its subsidiaries and the operators of its properties or facilities, and no such termination or non-renewal has been threatened by the Company, any of its subsidiaries or, to the Company's knowledge, any other party to any such Lease, other than as would not have, individually or in the aggregate, a Material Adverse Effect.

                  (z) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (aa) The Company meets the requirements for qualification and taxation as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986 (the "Code").

                  (bb) No holder of any security of the Company or any other person has the right, contractual or otherwise, which right has not been waived by the holder thereof, (A) to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Notes, or (B) as a result of the consummation of the transactions contemplated by this Agreement, to require registration under the Act of any securities of the Company.

                  4. Certain Covenants of the Company. The Company hereby agrees:

                  (a) if, at the time this Agreement is executed and delivered, it is necessary that a post-effective amendment to the Registration Statement be declared effective before the offering of the Notes may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when such post-effective amendment has become effective;

                  (b) to furnish such information as may be required and otherwise to cooperate in qualifying the Notes for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Notes; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Notes); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                  (c) to make available to the Underwriters in New York City as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus beyond the nine-month period referred to in
         Section 10(a)(3) of the Act in connection with the sale of the Notes, the Company will prepare promptly upon request, but at its request, such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

                  (d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus including by filing any documents that would be incorporated therein by reference and to file no such amendment or supplement to which you shall object in writing;

                  (e) to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes, and to promptly notify you of such filing;

                  (f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

                  (g) to furnish to you and, upon request, to each of the other Underwriters for a period of three years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission,
         (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and
         (iv) such other information as you may reasonably request regarding the Company or its subsidiaries, in each case as soon as such communications, documents or information becomes available; provided, however, that in no case shall the Company be required to furnish materials pursuant to this paragraph which are filed and publicly accessible via EDGAR;

                  (h) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Notes is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

                  (i) to make generally available to its security holders, and to deliver to you, an earnings statement (which need not be audited) of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the date hereof, as soon as is reasonably practicable after the termination of such twelve-month period;

                  (j) to furnish to you such number of conformed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) as you may reasonably request for distribution to each of the other Underwriters; provided, however, that in no case shall the Company be required to furnish materials pursuant to this paragraph which are filed and publicly accessible via EDGAR;

                  (k) to furnish to you as early as practicable prior to the time of purchase but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and its subsidiaries which have been reviewed by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(d) hereof; provided, however, that in no case shall the Company be required to furnish materials pursuant to this paragraph which are filed and publicly accessible via EDGAR;

                  (l) to apply the net proceeds from the sale of the Notes in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

                  (m) to pay all expenses, fees and taxes (other than any transfer taxes and, except as set forth under Section 5 hereof and clauses (iv) and (v) below, fees and disbursements of counsel for the Underwriters) in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, each Prepricing Prospectus, the Prospectus Supplement, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Notes by the Company, (iii) the word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, powers of attorney and the Indenture and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment),
         (iv) the qualification of the Notes for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) if necessary, the filing for review of the public offering of the Notes by the NASD (including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters), (vi) the preparation of certificates for the Notes, (vii) the fees and expenses of the Trustee and its counsel, (ix) the approval of the Notes by

         DTC for "book-entry" transfer, (x) the rating of the Notes by rating agencies and (xi) the performance of the Company's other obligations hereunder;

                  (n) that it has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes;

                  (o) to use its best efforts to continue to qualify as a REIT under Sections 856 through 860 of the Code;

                  (p) to furnish to you, before filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (e) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act; and

                  (q) to not, without the prior written consent of Banc of America Securities LLC and UBS Warburg LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Notes and the Company's proposed credit facility, as described in the Prospectus) or publicly announce an intention to effect any such transaction, within 30 days after the Closing Date.

                  5. Reimbursement of Underwriters' Expenses. If the Notes are not delivered for any reason other than the termination of this Agreement pursuant to clause (ii), (iii) or (iv) of the second paragraph of Section 7 hereof or pursuant to the last paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in
Section 4 hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

                  6. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) The Company shall furnish to you at the time of purchase opinions of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, special securities counsel for the Company, as to matters set forth on Annex A hereto, addressed to the Underwriters, and dated the time of purchase with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Dewey Ballantine LLP, counsel for the Underwriters.

                  (b) You shall have received at the time of purchase an opinion, dated as of the time of purchase, of Stites & Harbison, PLLC, special counsel to the Company regarding certain tax matters, confirming the statements made under the caption "Certain Federal Income Tax Considerations" in the Prospectus Supplement, "Federal Income Tax and ERISA Considerations," and under Item 1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, incorporated by reference therein, under the headings "Federal Income Tax Information," "ERISA Considerations" and "Status of the Company under ERISA" and to the effect that the Company was and is organized in conformity with the requirements for qualification as a REIT and its method of operations as described in the Prospectus permits it to meet the requirements for qualification and taxation as a REIT in substantially the form set forth on Annex B hereto and of substance satisfactory to Dewey Ballantine LLP, counsel for the Underwriters.

                  (c) You shall have received at the time of purchase an opinion of Dewey Ballantine LLP, counsel for the Underwriters, dated the time of purchase with respect to the issuance and sale of the Notes by the Company, the Registration Statement, the Prospectus and such other related matters as the Underwriters may require.

                  (d) You shall have received from Ernst & Young LLP, a letter dated, respectively, the date of this Agreement and the time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms approved by you and your counsel.

                  (e) No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall have been to which you have objected in writing.

                  (f) Prior to the time of purchase (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  (g) Between the time of execution of this Agreement and the time of purchase (i) no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, prospects, properties, condition of the Company and its subsidiaries taken as a whole shall occur or become known and (ii) no transaction which is material and unfavorable to the Company and its subsidiaries taken as a whole shall have been entered into by the Company or any of its subsidiaries.

                  (h) Between the time of execution of this Agreement and the time of purchase there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made (other than as may occur if the Notes are not sold pursuant to this Agreement) of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any of its subsidiaries by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act.

                  (i) The Company will, at the time of purchase, deliver to you a certificate of two of its executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of such date, that the Company has performed such of its obligations under this Agreement as are to be performed at or before the time of purchase and the conditions set forth in paragraphs (f), (g) and (h) of this Section 6 have been met.

                  (j) The Company will, at the time of purchase, deliver to you a certificate signed by the chief financial officer and the chief accounting officer of the Company substantially in such form approved by you and counsel to the Underwriters, respecting the Company's compliance, both prior to and after giving effect to the transactions contemplated hereby, with the financial covenants set forth in the Company's credit agreement and certain other agreements and instruments respecting outstanding indebtedness of the Company and its subsidiaries.

                  (k) The Company will, at the time of purchase, deliver to you a certificate signed by the executive vice president and general counsel of the Company substantially in such form approved by you and counsel to the Underwriters, with respect to certain matters relating to the Company and the subsidiaries.

                  (l) The Company and the Trustee shall have executed and delivered the Indenture.

                  The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase as you may reasonably request.

                  7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

                  The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Notes (i) if, since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus, (y) there has been any material adverse and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, prospects, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable to market the Notes, or (z) there shall have occurred any downgrading, or any notice shall have been given of (a) any intended or potential downgrading (other than as may occur if the Notes are not sold pursuant to this Agreement) or (b) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any of its subsidiaries by any "nationally recognized statistical rating organization", as that term is defined in Rule 436(g)(2) under the Act (other than as may occur if the Notes are not sold pursuant to this Agreement) or (ii) if, at any time prior to the time of purchase, trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq or (iii) if, at any time prior to the time of purchase, a banking moratorium shall have been declared either by the United States or New York State authorities, or (iv) if, at any time prior to the time of purchase, the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such group of Underwriters, to make it impracticable to market the Notes.

                  If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly by any standard form of telecommunication (which, if other than in writing, will be promptly confirmed in writing by letter).

                  If the sale to the Underwriters of the Notes, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4, 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

                  8. Increase in Underwriters' Commitments. Subject to Sections 6 and 7, if any Underwriter shall default in its obligation to take up and pay for the Notes to be purchased by it hereunder (otherwise than for reasons sufficient to justify the termination of this Agreement under the provisions of
Section 7 hereof) and if the principal amount of Notes which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total aggregate principal amount of Notes, the non-defaulting Underwriters shall take up and pay for (in addition to the principal amount of Notes they are obligated to purchase pursuant to Section 1 hereof) the principal amount of Notes agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Notes shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such principal amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Notes shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate principal amount of Notes set opposite the names of such non-defaulting Underwriters in Schedule A.

                  If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Prospectus and other documents may be effected.

                  The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

                  If the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total aggregate principal amount of Notes which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Notes which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  9. Indemnity and Contribution.

                  (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers, employees and agents and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained (y) in the Registration Statement (as the same may at any time be amended or supplemented), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in the Registration Statement (as the same may at any time be amended or supplemented) or necessary to make the statements made therein not misleading or (z) in the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or in the Prospectus (or in any of the foregoing as the same may at any time be amended or supplemented), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus (or in any of the foregoing as the same may at any time be amended or supplemented) or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading, and in the case of both clauses (y) and (z), except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus (or in any of the foregoing as the same may at any time be amended or supplemented) or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus (or in any of the foregoing as the same may at any time be amended or supplemented) or necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement or the failure by the Company to perform when and as required any agreement or covenant contained herein or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films, tape recordings, used in connection with the marketing of the Notes; provided, however, that, solely with regard to clause
(i), the foregoing indemnity agreement with respect to any Basic Prospectus or Prepricing Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting such losses, claims, damages or liabilities purchased Notes, or any person controlling the Underwriter, if sufficient copies of the Prospectus were timely delivered to such Underwriter pursuant to Section 4 hereof and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not given or sent to such person, if required by law to have been delivered, at or prior to the written confirmation of the sale of the Notes to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

                  If any action, suit or proceeding (together, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any such Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

                  (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors, officers, employees and agents, and any person who controls the Company within the meaning of Section 15 of the Act, or Section 20 of the Exchange Act, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, or common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement or in the Prospectus (or in any of the foregoing as such document may at any time be amended or supplemented) or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement or the Prospectus (or in any of the foregoing as such document may at any time be amended or supplemented) or necessary to make such information not misleading.

                  If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such

Underwriter may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

                  (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this
Section 9 in respect of any losses, damage, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the

Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price is the Notes. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any claim or Proceeding.

                  (d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

                  (e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers, employees or agents or any person (including each partner, officer, director, employee or agent of such person) who controls any

Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors, officers, employees or agents or any person who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Notes. The Company and each Underwriter agree promptly to notify each other commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers, directors, employees or agents in connection with the issuance and sale of the Notes, or in connection with the Registration Statement or Prospectus.

                  10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be deemed to have been duly given if sent by any standard form of telecommunication (which, if other than in writing, will be promptly confirmed in writing by letter) and, if to the Underwriters, shall be sufficient in all respects if delivered or sent both Banc of America Securities LLC at 100 North Tryon Street, Charlotte, North Carolina 28255, Attention: General Counsel and to UBS Warburg LLC, 299 Park Avenue, New York, New York 10171, Attention: Syndicate Department, with a copy to Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019,
Attention: Frederick W. Kanner Esq., if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 3310 West End Avenue, Seventh Floor, Nashville, Tennessee 37203, Attention:
David R. Emery, with a copy to Waller Lansden Dortch & Davis, a Professional Limited Liability Company, Nashville City Center, 511 Union Street, Suite 2100, Nashville, Tennessee 37219, Attention: Theodore W. Lenz, Esq.

                  11. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (a "Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

                  12. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against an Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

                  13. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and to the extent provided in Section 9 hereof the controlling persons, directors and officers referred to in such Section, and their respective successors, assigns, heirs, pursuant representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

                  14. Information Furnished by the Underwriters. The statements set forth in the last sentence on the penultimate paragraph on the cover page of the Prospectus Supplement and the statements set forth in the third and six paragraphs under the caption "Underwriting" in the Prospectus Supplement constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

                  15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

                  16. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company and their respective successors and assigns and any successor or assign of any substantial portion of the Company's and any of the Underwriters' respective businesses and/or assets.

                  17. Miscellaneous. Each of the Underwriters is not a bank. Each of the Underwriters is separate entity from its lending and other affiliates and is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by any of the Underwriters are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

                  Lending affiliates of each of the Underwriters may have lending relationships with issuers of securities underwritten or privately placed by one or more of the Underwriters. To the extent required under the securities laws, the Prospectus will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of any of the Underwriters.

                  If the foregoing correctly sets forth the understanding between the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Underwriters severally.


                                    Very truly yours,

                                    HEALTHCARE REALTY TRUST INCORPORATED


                                    By: /s/ ROGER O. WEST
                                        ----------------------------------------
                                        Name: Roger O. West
                                        Title: Executive Vice President and
                                               General Counsel

Accepted and agreed to
as of the date first above written:

BANC OF AMERICA SECURITIES LLC
UBS WARBURG LLC
FIRST UNION SECURITIES, INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
AMSOUTH BANCORPORATION
CREDIT LYONNAIS SECURITIES (USA) INC.
FIRST TENNESSEE SECURITIES CORPORATION
SOUTHTRUST SECURITIES INC.


By: BANC OF AMERICA SECURITIES LLC        By: UBS WARBURG LLC


By: /s/ LYNN T. MCCONNELL                 By: /s/ SCOTT P. WHITNEY
    ---------------------                     ----------------------------------
    Name: Lynn T. McConnell                   Name: Scott P. Whitney
    Title: Managing Director                  Title: Associate Director


                                          By:   /S/ JOSEPH MOORE
                                                --------------------------------
                                                Name:  Joseph Moore
                                                Title:    Associate Director

                                   SCHEDULE A

                                                      Principal
                                                      Amount of
Underwriter                                             Notes
-----------                                          -----------
Banc of America Securities LLC ..................    102,000,000
UBS Warburg LLC .................................    102,000,000
First Union Securities, Inc. ....................     48,000,000
Credit Suisse First Boston Corporation ..........     24,000,000
AmSouth Bancorporation ..........................      6,000,000
Credit Lyonnais Securities (USA) Inc. ...........      6,000,000
First Tennessee Securities Corporation ..........      6,000,000
SouthTrust Securities Inc. ......................      6,000,000
                                                    ------------
                                            Total   $300,000,000
                                                    ============




                                      S-1